UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 27, 2013, The Howard Hughes Corporation (the “Company”) issued a press release announcing that it priced its previously announced offering of $750.0 million in aggregate principal amount of 6.875% senior notes due 2021 (the “Notes”) in a private transaction that is exempt from the registration requirements of the Securities Act of 1933. This represents an increase of $250.0 million in aggregate principal amount over the amount previously announced. The Company intends to use the net proceeds from the offering for development, acquisitions and other general corporate purposes. The consummation of the offering of Notes is expected to be completed on October 2, 2013, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to buy, and shall not constitute an offer, solicitation or sale of any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit
Number	Description

99.1	Press release dated September 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter. F. Riley
Peter F. Riley
Senior Vice President, Secretary and
General Counsel

Date:                  September 27, 2013

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated September 27, 2013